Exhibit 5.1

609 Main Street

Houston, TX 77002

United States

+1 713 836 3600

To Call Writer Directly: (713) 836-3600	www.kirkland.com	Facsimile: (713) 836-3601

[                    ], 2018

Legacy Reserves Inc.

303 W. Wall St., Suite 1800

Midland, Texas 79701

Ladies and Gentlemen:

We are acting as special counsel to Legacy Reserves Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-4, which includes the Proxy Statement/Prospectus, originally filed with the Securities and Exchange Commission (the “Commission”) on April 6, 2018 (File No. 333-224182), under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”).

[                    ] shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), are to be issued in connection with the transactions contemplated by that certain Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2018, by and among Legacy Reserves Inc., Legacy Reserves Merger Sub LLC, Legacy Reserves LP and Legacy Reserves GP, LLC (the “Merger Agreement”). Such shares of Common Stock, when issued in accordance with the Merger Agreement, are referred to herein as the “Shares” and the issuance of the Shares is referred to herein as the “Issuance.”

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Merger Agreement attached to the Registration Statement as Annex A and filed as Exhibit 2.3 to the Registration Statement, (ii) the merger certificate prepared pursuant to the Merger Agreement and to be filed with the Secretary of State of the State of Delaware (the “Secretary”) prior to the Issuance (the “Merger Certificate”), (iii) the Certificate of Incorporation of the Company filed as Exhibit 3.1 to the Registration Statement, (iv) the Bylaws of the Company filed as Exhibit 3.2 to the Registration Statement, (v) the Amended and Restated Certificate of Incorporation (the “Charter”) of the Company in the form filed as Exhibit 3.3 to the Registration Statement and to be filed with the Secretary prior to the Issuance, (vi) the Amended and Restated Bylaws (the “Bylaws”) of the Company in the form filed as Exhibit 3.4 to the Registration Statement, (vii) resolutions of the board of directors and stockholders of the Company with respect to the Issuance (the “Resolutions”); and (viii) the Registration Statement.

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Legacy Reserves Inc.

[                    ], 2018

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Merger Certificate has been filed with and accepted by the Secretary, (ii) the Bylaws are adopted by the board of directors and stockholders of the Company, (ii) the Charter is validly adopted and filed with the Secretary, (iii) the certificates evidencing the Shares, if any such certificates are to be issued to the unitholders and Preferred Unitholders (each as defined in the Registration Statement) in accordance with the terms of the Merger Agreement, will have been duly executed, countersigned, registered and delivered in accordance with the provisions of the Charter, Bylaws and the provisions of the Merger Agreement, (iv) all other Shares will have been registered, in book-entry form, in the names of the unitholders and Preferred Unitholders, in accordance with the Merger Agreement, and (v) the Registration Statement becomes effective under the Act, the Shares will be duly authorized and validly issued, fully paid and nonassessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the Offering.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or

Legacy Reserves Inc.

[                    ], 2018

supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement.

Sincerely,